MEDAREX

Option Exchange Program

Highlights for Eligible Employees

February 2003

This presentation summarizes key features of the Exchange Program applicable to Eligible Employees.

For a complete description of the Program, please review the Offer to Exchange and related documents distributed to you on February 7, 2003.

Option Exchange Program

Overview

- Description
- How It Works For You
- Examples
- How To Participate
- Things To Consider
- Key Dates
- Questions

Option Exchange Program

Description

- Board approved Employee Stock Option Exchange Program
- Address decline in stock price vs. exercise price of many employee options
- Voluntary program to exchange "eligible" options for replacement options at a future date and new exercise price

OPTION EXCHANGE PROGRAM

How It Works For You

- Voluntary option exchange for all eligible non-executive employees
- Cancel existing options on March 7, 2003 and receive replacement options at earliest on September 8, 2003
- Applies to all option grants of $10 per share and higher
- Replacement options will be granted as follows:

OLD OPTION EXERCISE PRICE (per share)	EXCHANGE RATIO
$10 to $24.99	**.67 / 1**
$10 to $24.99	**.50 / 1**

- Same vesting schedule as exchanged options
- New exercise price equal to market price on date replacement options are granted

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OPTION EXCHANGE PROGRAM

Examples

Case #1:

Laura received an option grant on September 6, 2001 for the right to purchase 1,000 shares at $15 per share. There's a 48 month vesting period (25% vests after 1 year, and 1/36 per month vests thereafter).

Hypothetical stock price on exchange date (March 7, 2003) is $4 per share.

Hypothetical stock price on replacement option grant date (September 8, 2003) is $10 per share.

- Laura receives a replacement option grant on September 8, 2003
  - Right to purchase 670 shares (1,000 x .67) at $10 per share
  - 335 options vested
  - 335 options remain unvested; will vest monthly over next 24 months

Option Exchange Program
Examples

Case #2:

Scott received an option grant on October 1, 2000 for the right to purchase 1,000 shares at $30 per share. There was a 6 month vesting period.

Hypothetical stock price on exchange date (March 7, 2003) is $4 per share.

Hypothetical stock price on replacement option grant date (September 8, 2003) is $10 per share.

- Scott receives a replacement option grant on September 8, 2003
  - Right to purchase 500 shares (1,000 x .50) at $10 per share
  - Fully vested

Option Exchange Program

Examples

Case #3:
Anthony received an option grant on August 1, 2002 for the right to purchase 1,000 shares at $11 per share. There was a 6 month vesting period.

Hypothetical stock price on exchange date (March 7, 2003) is $4 per share.

Hypothetical stock price on replacement option grant date (September 8, 2003) is $15 per share.

- Anthony receives a replacement option grant on September 8, 2003
  - Right to purchase 670 shares (1,000 x .67) at $15 per share
  - Fully vested

OPTION EXCHANGE PROGRAM
How To Participate

- Read materials distributed on February 7, 2003
- Complete and submit Election Form before deadline:

March 7, 2003, at 12 midnight EST

  - Submit Election Form even if you do not wish to participate
  - You may change election as many times as you like before the deadline
  - Failure to make an election before deadline results in no exchange
  - You cannot change an election after deadline

OPTION EXCHANGE PROGRAM
Things To Consider

- You can select which eligible options to exchange
- You must exchange all options granted with respect to any particular option grant date

Example:

Joe received the following option grants:

October 1, 2002 → 1,000 shares at $30 per share

August 1, 2001 → 500 share at $10 per share

Joe chooses to exchange the 1,000 options received on October 1, 2002 (he must exchange all 1,000) and declines to exchange the 500 options received on August 1, 2001.

OPTION EXCHANGE PROGRAM
Things To Consider

- Replacement options will be issued at earliest on September 8, 2003;
- If not employed by Medarex on September 8, 2003 for *any* reason:
  - No replacement options will be granted
  - Tendered options will not be returned;
- Fewer replacement options – not 1 for 1;

OPTION EXCHANGE PROGRAM
Things To Consider

- Medarex stock price has fluctuated dramatically;
- Replacement option strike price may be higher than exchanged option strike price;

Medarex Historical Stock Price Performance (1999-2003 YTD)


Stock Price ($)
100
90
80
70
60
50
40
30
20
10
0
Date

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OPTION EXCHANGE PROGRAM
Things To Consider

- Participation is voluntary
  - We cannot advise you on whether or not you should exchange your options
  - Check with your own financial and/or tax advisor

OPTION EXCHANGE PROGRAM

Key Dates

DATE	ACTION
March 7, 2003	
Before 12 midnight EST	Deadline for Election Form submission
12 midnight EST	Option cancellation date
September 8, 2003 (at earliest)	Grant date for replacement options Exercise price calculated as the average of the high and low sales prices on Nasdaq National Market for the day

OPTION EXCHANGE PROGRAM

Questions

- All questions can be directed to:
  - Anthony Marucci (NJ): 609-430-4214
  - David Wilson (CA): 408-545-2722
  - optionexchange@medarex.com

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